Exhibit 10.8

MONTAGE RESOURCES CORPORATION NON-EMPLOYEE DIRECTOR COMPENSATION POLICY (Adopted as of April 4, 2019, effective as of February 28, 2019) I. Purpose of this Policy The purpose of this Non-Employee Director Compensation Policy (this “Policy”) is to advance the long-term interests of Montage Resources Corporation (the “Company”) by (i) motivating non-employee members of the Board of Directors of the Company (the “Board of Directors”) by means of long-term incentive compensation, (ii) aligning the interests of such non-employee directors with those of the stockholders of the Company through the ownership and performance of the common stock of the Company (“Common Stock”), and (iii) permitting the Company to attract and retain directors upon whose judgment the successful conduct of the business of the Company largely depends. Only non-employee directors of the Company are eligible to participate in this Policy. For purposes of this Policy, a non-employee director is a member of the Board of Directors that is not an employee of the Company or any of its subsidiaries. The annual retainers and equity awards described in this Policy shall be paid or granted, as applicable, automatically and without further action of the Board of Directors (or any committee thereof), to each nonemployee director of the Company who is eligible to receive such annual retainers or equity awards, unless such non-employee director declines the receipt of such annual retainers or equity awards by advance written notice to the Company. II. Annual Retainers A. Payment Amount. The Company shall pay each non-employee director of the Company an annual retainer in the amount of $75,000 as compensation for the director’s service on the Board of Directors. The Company shall also pay the non-employee director serving as the Chairman of the Audit Committee an additional annual retainer of $25,000, pay the non-employee director serving as the Chairman of the Compensation Committee an additional annual retainer of $20,000 and pay the non-employee director serving as the Chairman of the Nominating and Governance Committee an additional annual retainer of $20,000 as compensation for the directors’ services as Chairmen of these Committees. Additionally, the Company shall pay the non-employee director serving as the Chairman of the Board of Directors (the “Chairman of the Board”) an additional annual retainer of $50,000 for that director’s services in such role. B. Payment Schedule. The annual retainers described above will be paid in equal quarterly installments, in advance, on the first business day of each calendar quarter in which the service will be performed. If a non-employee director joins the Board of Directors or becomes the Chairman of a Committee or Chairman of the Board, as the case may be, at a time other than effective as of the first day of a calendar year, each annual retainer described above will be pro-rated based on days served in the applicable calendar year, with the pro-rated amount paid for the first calendar quarter in which the non-employee director provides the service (such payment to be made on the next regular quarterly payment date), and regular full quarterly payments thereafter. All annual retainers are vested as of the last day of the applicable quarter. Unless a non-employee director has elected to receive payment of his or her annual retainer(s) in shares of Common Stock pursuant to a Stock Election (as defined below), each annual retainer will be paid in cash.

For the calendar quarter ended March 31, 2019, the non-employee directors of the Company that previously served on the Board of Directors of Blue Ridge Mountain Resources, Inc. shall receive a pro-rated portion of their respective annual retainer(s) for such calendar quarter as promptly as practicable following the date of adoption of this Policy. The non-employee directors of the Company that previously served on the Board of Directors of Eclipse Resources Corporation are not eligible to receive any annual retainers under this Policy for the calendar quarter ended March 31, 2019. For the calendar quarter ending June 30, 2019, the non-employee directors of the Company shall receive their respective annual retainer(s) for such calendar quarter as promptly as practicable following the date of adoption of this Policy. C. Elections to Receive Annual Retainers in the Form of Common Stock. Each non-employee director may elect to receive shares of Common Stock in lieu of receiving cash by making an election (a “Stock Election”) not later than 45 days prior to the end of a fiscal year (the “Annual Election Deadline”). Each such Stock Election is irrevocable and is effective for the next following fiscal year. Persons who first become a non-employee director after the Annual Election Deadline for a fiscal year may make a Stock Election not later than 45 days prior to the beginning of the next following calendar quarter. Each such Stock Election is irrevocable and is effective for such next following calendar quarter and each subsequent calendar quarter during the fiscal year that includes such next following calendar quarter. In addition, each non-employee director who was a member of the Board of Directors on March 1, 2019 may make a Stock Election on the date of adoption of this Policy. Each such Stock Election is irrevocable and is effective for the period beginning April 1, 2019 and ending on and including December 31, 2019. The number of shares of Common Stock to be received by a non-employee director pursuant to a Stock Election will be determined based on The New York Stock Exchange (the “NYSE”) regular market hours closing price of the Common Stock on the date that cash would otherwise be payable (i.e., the NYSE closing price on the first business day of the applicable calendar quarter) (rounded down to the nearest whole share); provided that, in the case of a Stock Election made pursuant to the immediately preceding paragraph, the number of shares of Common Stock to be received in respect of the calendar quarter ending June 30, 2019 shall be determined based on such NYSE closing price on July 1, 2019. All shares of Common Stock issuable pursuant to a Stock Election shall be issued as promptly as practicable following the date on which the price for such shares is determined pursuant to the immediately preceding paragraph. All shares of Common Stock issued pursuant to a Stock Election will be issued under the Company’s 2014 Long-Term Incentive Plan, as amended, or a successor Company equity plan (the “LTIP”), and will not be subject to any vesting requirements. To the extent there are not sufficient shares of Common Stock available under the LTIP for issuance pursuant to Stock Election(s), the annual retainers payable under this Policy will be paid in cash regardless of the existence of a Stock Election (on a pro rata basis in the case of multiple Stock Elections, as applicable). A non-employee director may make a Stock Election only as to 100% of the cash otherwise payable to such director. III. Annual Equity Compensation Award Non-employee directors shall be granted the equity awards described below under and pursuant to the terms and conditions of the LTIP. All such awards shall be subject to the terms and conditions of the LTIP and shall be granted subject to the execution and delivery of award agreements. All applicable terms and conditions of the LTIP apply to such awards as if fully set forth herein, and all such awards granted pursuant to this Policy are subject in all respects to the terms of the LTIP.

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A. Annual Equity Awards of Restricted Common Stock. Each year, as of the date of the Company’s annual meeting of stockholders (the “Annual Meeting”), the Company will automatically grant to each eligible non-employee director an award of restricted Common Stock with an aggregate value on the date of grant of $100,000, determined based on the NYSE regular market hours closing price of the Common Stock on the date of grant (rounded down to the nearest whole share) (an “Annual Equity Award”). Each Annual Equity Award shall be granted pursuant to the terms and conditions of the LTIP, and will vest, subject to continued service, on the date that is one (1) year following the date of the grant of the Annual Equity Award. A non-employee director is eligible to receive an Annual Equity Award if the director is standing for election at the Annual Meeting and is elected or re-elected as a director at such Annual Meeting. Each Annual Equity Award will be granted to the eligible non-employee directors pursuant and subject to the terms and conditions of the form of restricted stock award agreement attached hereto as Exhibit A. B. Pro-Rated Annual Equity Awards for New Non-Employee Directors. If a person first becomes a non-employee director other than at the Annual Meeting (and provided he or she was not, within the year prior to becoming a non-employee director, serving as either an employee director or an executive officer of the Company), as of the date such person is elected or appointed as an nonemployee director, the Company will automatically grant the new non-employee director an award of restricted Common Stock with an aggregate value on the date of grant of $100,000, determined based on the NYSE regular market hours closing price of the Common Stock on the date of grant (rounded down to the nearest whole share); provided, however, that such award shall be reduced pro rata for each day prior to the date of grant that has elapsed since the preceding Annual Meeting (a “New Director Equity Award”). Each New Director Equity Award shall be granted pursuant to the terms and conditions of the LTIP, and will vest, subject to continued service, on the date that is one (1) year following the date of the grant of the New Director Equity Award. Each New Director Equity Award will be granted to the new non-employee director pursuant and subject to the terms and conditions of the form of restricted stock award agreement attached hereto as Exhibit A. Notwithstanding the foregoing, and for the avoidance of doubt, the non-employee directors of the Company as of February 28, 2019 that previously served on the Board of Directors of Blue Ridge Mountain Resources, Inc. or on the Board of Directors of Eclipse Resources Corporation are not eligible to receive a New Director Equity Award; provided that the foregoing provisions of this sentence shall not affect the eligibility of such persons to receive Annual Equity Awards. C. Equity Awards Subject to Shares Available Under the LTIP. Each Annual Equity Award and New Director Equity Award is subject to the availability of shares for issuance under the LTIP. IV. Expense Reimbursement Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each non-employee director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors and its committees. Each non-employee director also shall be reimbursed for his or her reasonable out-of-pocket business expenses authorized by the Board of Directors or one of its committees that are incurred in connection with attendance at meetings with the Company’s management or in connection with other business related to service on the Board of Directors or its committees. All reimbursements pursuant hereto shall be made in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

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V. Amendments and Other Matters This Policy and the compensation to be provided hereunder may be amended, modified or terminated by the Board of Directors at any time and from time to time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash or equity compensation arrangements between the Company and any of its non-employee directors with respect to such non-employee director’s service on the Board of Directors or any committee thereof; provided that, in the case of a non-employee director who was a member of the Board of Directors on March 1, 2019, nothing herein shall affect the terms and conditions of any restricted stock award agreement between the Company and such non-employee director outstanding immediately prior to February 28, 2019, which restricted stock award agreement shall be deemed to have continued in effect on and following February 28, 2019 in accordance with its terms. No non-employee director shall have any rights hereunder, except with respect to the cash compensation, Stock Elections and equity awards provided for under this Policy. This Policy shall remain in effect until it is revised or rescinded by further action of the Board of Directors.

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